Exhibit 5.1

February 27, 2026

Biomerica, Inc.

17571 Von Karman Avenue

Irvine, CA 92614

Ladies and Gentlemen:

We have acted as special counsel to Biomerica, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-8 filed on the date hereof (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of an additional 200,000 shares (collectively, the “Shares” and each, a “Share”) of common stock, par value $0.08 per share, of the Company (“Common Stock”), available for issuance or transfer pursuant to awards made under that certain 2024 Stock Incentive Plan (the “Original Plan”), as amended by the First Amendment to 2024 Stock Incentive Plan dated September 25, 2025 (the “First Amendment” and the Original Plan, as amended by the First Amendment, the “Plan”).

You have requested our opinion as to the matters set forth below in connection with the Registration Statement. For purposes of rendering that opinion, we have examined: (a) the Registration Statement; (b) the Certificate of Incorporation of the Company as filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on July 26, 2000, as amended by the Certificate of Designations, Preferences and Rights of Series A 5% Convertible Preferred Stock of the Company as filed with the Secretary of State on February 24, 2020, as corrected by the Certificate of Correction of Certificate of Certificate of Designations, Preferences and Rights of Series 5% Convertible Preferred Stock of the Company filed with the Secretary of State on February 26, 2020, as amended by the Certificate of Amendment to Certificate of Incorporation of the Company as filed with the Secretary of State on April 15, 2025; (c) the Amended and Restated Bylaws of the Company adopted on July 24, 2023; (d) the Plan; (f) the resolutions adopted by the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) on September 16, 2024 approving, and recommending that the Board of Directors of the Company (the “Board of Directors”) approve, the Original Plan; (g) the resolutions adopted by the Board of Directors on September 16, 2024 approving the Original Plan; (h) the Final Report of the Inspector of Election of the Company from the 2024 Annual Meeting of the stockholders of the Company held on December 13, 2024 at which annual meeting the Company’s stockholders approved the Original Plan; (i) the Joint Action by Unanimous Written Consent of the Board of Directors, the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee dated October 8, 2025 pursuant to which the Compensation Committee recommended that the Board of Directors approve the First Amendment and the Board of Directors approved the First Amendment, including the provision of an additional 200,000 shares of Common Stock (collectively, the “Shares” and each, a “Share”) for issuance or transfer pursuant to awards made under the Plan; (j) the Final Report of the Inspector of Election from the 2025 Annual Meeting of stockholders of the Company held on December 12, 2025 at which annual meeting the Company’s stockholders approved the First Amendment; and (k) a certificate of an officer of the Company, dated as of the date hereof, with respect to certain matters. Other than our review of the documents listed in (a) through (k) above (collectively, the “Reviewed Documents”), we have not reviewed any other documents or made any independent investigation for the purpose of rendering this opinion.

Biomerica, Inc.

February 27, 2026

For purposes of rendering our opinion below, we have not reviewed any document other than the Reviewed Documents and assume there exists no provision in any document relating to the matters covered by our opinion below that we have not reviewed that is inconsistent with the Reviewed Documents or our opinion below. We have conducted no independent factual investigation of our own but rather have relied on the Reviewed Documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we assume to be true, complete, and accurate in all respects.

For the purposes of this opinion letter, we have made assumptions that are customary in opinion letters of this kind, including, but not limited to, the assumptions that: (a) each of the Reviewed Documents is accurate and complete; (b) each Reviewed Document that is an original is authentic; (c) each Reviewed Document that is a copy conforms to an authentic original; (d) all signatures on each Reviewed Document are genuine; and (e) the Company is and shall remain at all times a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Delaware. We have further assumed: (i) the legal capacity of natural persons; (ii) that each party to the Reviewed Documents (A) if applicable, is duly formed or incorporated, organized, validly existing, and in good standing under the laws of its formation or incorporation, (B) has the legal capacity, power, and authority to execute, deliver, and perform its obligations under the Reviewed Documents to which it is a party, (C) has taken all action necessary to authorize the execution and delivery of, and the performance of such party’s obligations under, the Reviewed Documents to which it is a party, and (D) has duly executed and delivered the Reviewed Documents to which it is a party; (iii) that any amendment, and/or restatement of any of the Reviewed Documents was accomplished in accordance with, and was permitted by, the relevant provisions of such document and applicable law; and (iv) that the issuance of the Shares will not increase the proportionate shares of Common Stock held by an “interested stockholder” (within the meaning of Section 203(c) of the General Corporation Law of the State of Delaware (the “DGCL”)). We have not verified any of the foregoing assumptions.

In rendering our opinion below, we also have assumed that: (a) the Company will have sufficient authorized, unissued, and unreserved shares of Common Stock at the time of each issuance of any Shares or rights or options to acquire Shares, in each case, under the Plan; (b) either (i) upon the issuance of a Share, such Share will be evidenced by a certificate that has been duly executed and delivered, or (ii) the Board of Directors has adopted a resolution (that has not been rescinded or revoked) providing that all shares of Common Stock shall be uncertificated in accordance with Section 158 of the DGCL prior to the issuance of a Share and, within a reasonable time after the issuance of any such uncertificated Share, the registered owner of such Share will be given notice in writing or by electronic transmission in compliance with Section 151(f) of the DGCL; (c) the issuance of each Share will be duly recorded in the Company’s stock ledger upon its issuance; (d) the Plan and each Stock Option Agreement and Restricted Stock Agreement (each as defined in the Plan and hereinafter referred to as an “Award Agreement”) constitutes or will constitute, as applicable, the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms; (e) the Company will receive consideration for each Share as set forth in the Authorizing Resolutions (as defined below), which consideration shall be at least equal to the par value of such share of Common Stock (unless such Share is held in treasury, in which case, the consideration shall be the amount as set forth in the Authorizing Resolutions), and, in the amount required by the Plan and the applicable Award Agreement; (f) with respect to any Shares issuable upon the exercise of any right or option to acquire Shares under the Plan, the Company shall have received the minimum consideration for which such rights or options may be issued pursuant to the Authorizing Resolutions; and (g) prior to the issuance of any Shares (or any right or option to acquire any Shares) under the Plan, the Board of Directors, the Compensation Committee, or another duly authorized committee or subcommittee of the Board of Directors will duly authorize each Award (as defined in the Plan) granted under the Plan with respect to which Shares are issuable pursuant to an Award Agreement and in accordance with the DGCL and the Plan (the “Authorizing Resolutions”). We have not verified any of the foregoing assumptions.

Our opinion set forth below is limited to the DGCL and reported judicial decisions interpreting the DGCL. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

Based upon and subject to the foregoing and assuming that the Registration Statement is effective at the time of issuance of the Shares, it is our opinion that the Shares, when and if issued pursuant to the terms of the Plan, the Authorizing Resolutions, and the applicable Award Agreement, will be validly issued, fully paid, and non-assessable.

This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Biomerica, Inc.

February 27, 2026

We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.1 to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert,” as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Yours truly,

/s/ K&L Gates LLP